UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

(Date of Report (Date of earliest event reported)):

April 29, 2005

GRAMERCY CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	333-114673	06-1722127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated April 29, 2005 (filed with the Securities and Exchange Commission on May 5, 2005).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 29, 2005, Gramercy Capital Corp. (“Gramercy”) closed on its $57.5 million investment in a joint venture with SL Green Realty Corp. (“SLG”) to acquire, own and operate the South Building located at One Madison Avenue, New York, New York (the “Property”). Gramercy funded its investment in the joint venture using existing borrowing availability under its warehouse facilities. Also on April 29, 2005, the joint venture completed the acquisition of the Property from Metropolitan Life Insurance Company for the purchase price of $802.8 million (plus transaction costs), financed in part through a $690.0 million first mortgage loan on the Property. The Property comprises approximately 1.2 million square feet and is almost entirely net leased to Credit Suisse First Boston (USA), Inc. (“CSFB”) pursuant to a lease with a 15-year remaining term.

Item 9.01.                                          Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Since Gramercy’s investment underwriting of the Property was based primarily on the creditworthiness and financial strength of CSFB, and the related non-cancelable long-term net lease, Gramercy’s management believes that the financial condition and results of operations of CSFB is more relevant to investors than financial statements of the Property acquired. CSFB currently files its financial statements in reports filed with the SEC.

(b) Pro Forma Financial Information

(i)            Unaudited pro forma consolidated financial statements.

(ii)           Unaudited pro forma consolidated balance sheet as of March 31, 2005.

(iii)          Unaudited pro forma consolidated income statement for the three months ended March 31, 2005.

(iv)          Unaudited pro forma consolidated income statement for the period from April 12, 2004 (formation) through December 31, 2004.

(v)           Notes to unaudited pro forma consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAMERCY CAPITAL CORP.

Date:	July 13, 2005	By:	/s/ Robert R. Foley
Robert R. Foley
Chief Financial Officer

Index to Exhibits

Description of Document	Exhibit No.
Unaudited pro forma consolidated financial statements	P-1
Unaudited pro forma consolidated balance sheet as of March 31, 2005	P-2
Unaudited pro forma consolidated income statement for the three months ended March 31, 2005	P-3
Unaudited pro forma consolidated income statement for the period from April 12, 2004 (formation) through December 31, 2004	P-4
Notes to unaudited pro forma consolidated financial statements	P-5

Exhibit P-1

Gramercy Capital Corp.

Pro Forma Consolidated Financial Statements

(Unaudited)

On April 29, 2005, Gramercy Capital Corp. (“Gramercy”) closed on its $57.5 million investment in a joint venture with SL Green Realty Corp. (“SLG”) to acquire, own and operate the South Building located at One Madison Avenue, New York, New York (the “Property”). Gramercy funded its investment in the joint venture using existing borrowing availability under its warehouse facilities. Also on April 29, 2005, the joint venture completed the acquisition of the Property from Metropolitan Life Insurance Company for the purchase price of $802.8 million (plus transaction costs), financed in part through a $690.0 million first mortgage loan on the Property. The Property comprises approximately 1.2 million square feet and is almost entirely net leased to Credit Suisse First Boston (USA), Inc. (“CSFB”) pursuant to a lease with a 15-year remaining term.

The unaudited pro forma consolidated financial statements as of and for the three months ended March 31, 2005, and the unaudited pro forma consolidated financial statement for the period from April 12, 2004 (formation) through December 31, 2004, are presented as if the investment had been consummated on April 12, 2004 (formation) and the effect was carried forward through the periods.

The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes.  The pro forma consolidated financial statements do not purport to represent what the Company’s financial position or results of operations would have been assuming the investment had occurred on April 12, 2004 and for the period indicated, nor do they purport to project the Company’s financial position or results of operations at any future date or for any future period. These pro forma consolidated financial statements should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 and the Company’s Annual Report and Form 10-K for the year ended December 31, 2004.

Exhibit P-2

Gramercy Capital Corp.

Pro Forma Consolidated Balance Sheet

March 31, 2005

(Unaudited, amounts in thousands)

	Gramercy Capital Corp. Historical	Gramercy Capital Corp. Pro Forma Adjustments		Gramercy Capital Corp. Pro Forma
	(A)

Assets
Cash and cash equivalents	$4,421	$(2,221)		$2,200
Restricted cash	2,357			2,357
Loans and other lending investments, net	590,826			590,826
Commercial mortgage backed securities, net	10,921			10,921
Investment in joint venture	—	55,151	(B)	55,151
Stock subscriptions receivable	—			—
Accrued interest	2,795			2,795
Deferred financing costs	3,802			3,802
Deferred costs	175			175
Derivative instruments, at fair value	1,092			1,092
Other assets	5,326			5,326
Total assets	$621,715	$52,930		$674,645

Liabilities and stockholders’ equity
Credit facilities	$342,291	$57,503	(C)	$399,794
Management fees payable	1,588			1,588
Dividends payable	4,072			4,072
Accounts payable and accrued liabilities	2,010			2,010
Other liabilities	2,357			2,357
Total liabilities	352,318	57,503		409,821

Commitments and contingencies	—			—

Stockholders’ equity
Preferred stock	—			—
Common stock	19			19
Additional paid in capital	267,663			267,663
Accumulated other comprehensive income	1,121			1,121
Retained earnings	594	(4,573)		(3.979)
Total stockholders’ equity	269,397	(4,573)		264,824

Total liabilities and equity	$621,715	$52,930		$674,645

The accompanying notes are an integral part of these pro forma financial statements.

Exhibit P-3

Gramercy Capital Corp.

Pro Forma Consolidated Income Statement

For the three months ended March 31, 2005

(Unaudited, and amounts in thousands, except per share data)

	Gramercy Capital Corp. Historical	Gramercy Capital Corp. Pro Forma Adjustments		Gramercy Capital Corp. Pro Forma
	(A)

Revenues
Investment income	$10,250			$10,250
Other income	440			440
Total revenues	10,690			10,690

Expenses
Interest expense	2,801	$665	(B)	3,466
Management fees	1,668	7	(C)	1,675
Depreciation and amortization	22			22
Marketing, general and administrative	1,633			1,633
Total expenses	6,124	672		6,796

Income from continuing operations before equity in net loss of unconsolidated joint venture	4,566	(672)		3,894

Equity in net loss of unconsolidated joint venture	—	(301	)(D)	(301)

Income from continuing operations	4,566	(973)		3,593

GKK formation costs	—	—		—

Net income available to common shareholders	$4,566	$(973)		$3,593

Basic earnings per share:
Net income per share	$0.24			$0.19
Diluted earnings per share:
Net income per share	$0.24			$0.19
Basic weighted average common shares outstanding	18,833			18,833
Diluted weighted average common shares and common share equivalents outstanding	19,018			19,018

The accompanying notes are an integral part of these pro forma financial statements.

Exhibit P-4

Gramercy Capital Corp.

Pro Forma Consolidated Income Statement

For the period April 12, 2004 (formation) through December 31, 2004

(Unaudited, amounts in thousands, except per share data)

	Gramercy Capital Corp. Historical	Gramercy Capital Corp. Pro Forma Adjustments		Gramercy Capital Corp. Pro Forma
	(A)

Revenues
Investment income	$6,841			$6,841
Other income	310			310
Total revenues	7,151			7,151

Expenses
Interest expense	1,463	$1,535	(B)	2,998
Management fees	1,965	13	(C)	1,978
Depreciation and amortization	38			38
Marketing, general and administrative	1,358			1,358
Total expenses	4,824	1,548		6,372

Income from continuing operations before equity in net loss of unconsolidated joint venture	2,327	(1,548)		779

Equity in net loss of unconsolidated joint venture	—	(2,051	)(D)	(2,051)

Income / (loss) from continuing operations	2,327	(3,599)		(1,272)

GKK formation costs	275	—		275

Net income / (loss) available to common shareholders	$2,052	$(3,599)		$(1,547)

Basic earnings per share:
Net income / (loss) per share	$0.15			$(0.12)
Diluted earnings per share:
Net income / (loss) per share	$0.15			$(0.12)
Basic weighted average common shares outstanding	13,348			13,348
Diluted weighted average common shares and common share equivalents outstanding	13,411			13,411

The accompanying notes are an integral part of these pro forma financial statements

Exhibit P-5

Gramercy Capital Corp.

Notes to Pro Forma Consolidated Balance Sheet

March 31, 2005

(Unaudited)

(A)                              Reflects the unaudited consolidated balance sheet of Gramercy Capital Corp. at March 31, 2005 as reported on the Company’s Quarterly Report on Form 10-Q.

(B)                                Represents Gramercy’s investment in the joint venture that acquired the South Building at One Madison Avenue reduced by Gramercy’s pro rata share of net losses from the joint venture calculated in accordance with GAAP and accounted for on an equity basis.  The joint venture will be accounted for in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and the analyses of the fair value of the acquired property’s in-place lease is in process.  No value has yet been assigned to the leases and, therefore, the pro rata share of net losses from the joint venture is preliminary and subject to change.

(C)                                Represents Gramercy’s investment in the joint venture with SLG to acquire, own and operate the South Building at One Madison Avenue, which was funded with borrowings under our master repurchase facilities.

Notes to Pro Forma Consolidated Income Statement

For the three months ended March 31, 2005

(Unaudited)

(A)                              Reflects the unaudited consolidated income statement of Gramercy Capital Corp. for the three months ended March 31, 2005 as reported on the Company’s Quarterly Report on Form 10-Q.

(B)                                Interest expense on master repurchase facilities calculated based on the leveraged asset’s respective spread of approximately 200 basis points over the applicable 30-day LIBOR.

(C)                                To reflect fees payable to SL Green Operating Partnership, L.P. under our Asset Servicing Agreement, which provides for a fee of 0.05% of Gramercy’s total invested capital in the joint venture.

(A)                              Gramercy’s pro rata share of net losses from the joint venture calculated in accordance with GAAP and accounted for on an equity basis.

Notes to Pro Forma Consolidated Income Statement

For the period April 12, 2004 (formation) through December 31, 2004

(Unaudited)

(A)                              Reflects the consolidated income statement of Gramercy Capital Corp. for the period from April 12, 2004 (formation) through December 31, 2004 as reported on the Company’s Annual Report on Form 10-K.

(B)                                Interest expense on master repurchase facilities calculated based on the leveraged asset’s respective spread of approximately 200 basis points over the applicable 30-day LIBOR.

(C)                                To reflect fees payable to SL Green Operating Partnership, L.P. under our Asset Servicing Agreement, which provides for a fee of 0.05% of Gramercy’s total invested capital in the joint venture.

(D)                               Gramercy’s pro rata share of net losses from the joint venture calculated in accordance with GAAP and accounted for on an equity basis.